UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	000-54282	27-0187394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 23, 2013 (the “Effective Date”), Chrysler Group LLC (the “Company”), entered into an Assignment and Amendment (the “Amendment”), among the Company, the lenders party thereto, and Citibank, N.A., as administrative agent (the “Administrative Agent”), under the Amended and Restated Credit Agreement, dated as of June 21, 2013 (the “Credit Agreement”), among the Company, the lenders party thereto from time to time, the Administrative Agent and Citibank, N.A., as collateral agent. The Credit Agreement provides for senior secured credit facilities consisting of a Tranche B term loan with an original principal balance of $3.0 billion (the “Tranche B Term Loan”) and a revolving credit facility of $1.3 billion.

The Amendment amended the Credit Agreement by reducing the applicable interest rate spreads on the Tranche B Term Loan by 0.50% per annum and reducing the rate floors applicable to the Tranche B Term Loan by 0.25% per annum. As a result, the outstanding principal balance of the Tranche B Term Loan will bear interest, at the Company’s option, either at a base rate plus 1.75% per annum or at the reserve-adjusted Eurodollar rate plus 2.75% per annum, subject to a base rate floor of 1.75% per annum or a reserve-adjusted Eurodollar rate floor of 0.75% per annum. As of the Effective Date, the outstanding principal balance of the Tranche B Term Loan was approximately $2.9 billion.

If the Company voluntarily prepays or reprices all or any portion of the Tranche B Term Loan before the six-month anniversary of the Effective Date, the Company will be obligated to pay a call premium equal to 1.0% of the principal amount prepaid or repriced.

All other terms of the Tranche B Term Loan, including maturity date, remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Assignment and Amendment, dated as of December 23, 2013, among Chrysler Group LLC, the lenders party thereto, and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013

CHRYSLER GROUP LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Assignment and Amendment, dated as of December 23, 2013, among Chrysler Group LLC, the lenders party thereto, and Citibank, N.A., as administrative agent.